UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2007

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02e. Entry into a Material Compensatory Plan

Long-Term Compensation Awards

Restricted Stock. On March 21, 2007, the Compensation Committee granted awards of restricted stock to the executive officers of the Company under the Tidewater Inc. 2006 Stock Incentive Plan, a copy of which is attached hereto as Exhibit 99.1 (the “2006 Plan”). The restricted stock will vest after four years, but vesting is accelerated at the rate of 25% per year if certain Economic Value Added (EVA) goals are met.

Name	Number of Shares
Dean E. Taylor	25,000
J. Keith Lousteau	9,000
Cliffe F. Laborde	6,500
Stephen W. Dick	8,000
Jeffrey M. Platt	9,000

Stock Options. On March 21, 2007, the Compensation Committee granted stock options to the executive officers of the Company under the 2006 Plan. The options vest in full one year after the date of grant. The options were granted at an exercise price of $57.65 per share, which was equal to the fair market value of a share of the Company’s Common Stock on the date of grant.

Name	Number of Shares
Dean E. Taylor	20,000
J. Keith Lousteau	6,500
Cliffe F. Laborde	5,000
Stephen W. Dick	6,000
Jeffrey M. Platt	6,500

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

The following exhibit is furnished with this Form 8-K:

99.1	Tidewater Inc. 2006 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ J. Keith Lousteau
J. Keith Lousteau Executive Vice President and Chief Financial Officer

Date: March 27, 2007